EXHIBIT 99.1

                                                                        CONTACT:

                                                                   Paul V. Maier
                                                           Senior Vice President
                                                     and Chief Financial Officer
                                                                    858-550-7573

                                                                    Abe Wischnia
                                           Senior Director of Investor Relations
                                                    and Corporate Communications
                                                                    858-550-7850

          LIGAND PHARMACEUTICALS RECEIVES FILING EXTENSION FROM NASDAQ

     SAN DIEGO, Calif.--May 4, 2005--Ligand Pharmaceuticals Incorporated (NASDAQ:LGNDE) announced today that the NASDAQ Listing Qualifications Panel (the Panel) has agreed to continue the listing of the Company's securities on the NASDAQ National Market provided that the Company files its Form 10-K for the fiscal year ended December 31, 2004 and its Form 10-Q for the quarter ended March 31, 2005 on or before July 29, 2005.

     Ligand announced on March 30, 2005 that it had received notice from the NASDAQ Stock Market that Ligand was not in compliance with the NASDAQ requirements for continued listing as a result of its failure to file with the SEC its Annual Report on Form 10-K for fiscal 2004, and that its common stock was therefore subject to delisting from the NASDAQ National Market. As permitted by NASDAQ rules, Ligand appealed the decision to delist its common stock and was granted a hearing before the Panel where it requested an extension to file both its Annual Report on Form 10-K and its Quarterly Report on Form 10-Q.

     In connection with its granting of Ligand's request for an extension, the Panel is requiring that the company provide certain reports to the Panel regarding interim progress and key milestones in its accounting review and audit processes. Ligand must also comply with all other continued listing requirements of the NASDAQ National Market to maintain its listing.

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     The company noted that significant work remains to be done in connection with the completion of its financial statements for the periods covered by the delinquent report and the audit and review of those financial statements. It is possible that Ligand will not be able to complete and file those reports by July 29, 2005. If the company is not able to file its reports by such date, it would likely request a further extension, but such an extension may not be granted, and its common stock could be delisted from the NASDAQ National Market.

ABOUT LIGAND

     Ligand discovers, develops and markets new drugs that address critical unmet medical needs of patients in the areas of cancer, pain, skin diseases, men's and women's hormone-related diseases, osteoporosis, metabolic disorders, and cardiovascular and inflammatory diseases. Ligand's proprietary drug discovery and development programs are based on its leadership position in gene transcription technology, primarily related to intracellular receptors. For more information, go to http://www.ligand.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     This news release contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties and reflect Ligand's judgment as of the date of this release. These statements include those related to compliance with the NASDAQ Listing Qualifications Panel requirements, the completion of the review and audit of the financial statements, the filing of reports on Form 10-K for 2004 and on Form 10-Q for the quarter ended March 31, 2005 and the potential delisting of the Company's securities. Actual events or results may differ materially from Ligand's expectations. There can be no assurance that the Company's subsequent processes such as filing of Form 10-K and 10-Q or compliance with additional NASDAQ Listing Qualifications Panel requirements will be timely completed by the Panel's deadlines nor that the company will avoid delisting by the NASDAQ Stock Market. In addition, our financial results and stock price may suffer as a result of the previously announced accounting review and any subsequent determination from this review including any action by NASDAQ.

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Additional information concerning these and other risk factors affecting
Ligand's business can be found in prior press releases as well as in Ligand's public periodic filings with the Securities and Exchange Commission, available via Ligand's web site at http://www.ligand.com. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.

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